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                                                                  EXHIBIT 14(c)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our Firm in the Registration Statement on Form N-14 of AIM Variable Insurance Funds and to use of our report dated January 31, 2003 on the financial statements and financial highlights of AIM V.I New Technology Fund, a series of AIM Variable Insurance Funds. Such financial statements and financial highlights appear in the AIM Variable Insurance Funds 2002 Annual Report and are incorporated by reference in the Registration Statement.




                                             TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
FEBRUARY 19, 2004